Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of MeetMe, Inc. (the “Company”) on Form 10-Q for the quarter ending September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof, I, David Clark, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge::

1.	The quarterly report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained for the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the quarterly report.

/s/ David Clark

David Clark

Chief Financial Officer

(Principal Financial Officer)

Dated: November 10, 2014